Exhibit 99

          Ameron International Announces Quarterly Dividend

    PASADENA, Calif.--(BUSINESS WIRE)--June 28, 2004--The Board of Directors of Ameron International (NYSE:AMN) has declared a quarterly dividend of 20 cents per share of common stock payable August 17, 2004 to stockholders of record July 22, 2004.

    CONTACT: Ameron International
             Gary Wagner, 626-683-4000